[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 10.29
RESEARCH SERVICES AGREEMENT

This Research Services Agreement (this “Agreement”) is dated as of December 24, 2014 (the “Effective Date”), and is by and between MERIAL INC., a Georgia company having a place of business at 3239 Satellite Boulevard, Bldg. 500, Duluth, Georgia 30096 USA, on behalf of itself and any of its subsidiaries and/or Affiliates (hereinafter, “MERIAL”), and SCYNEXIS, INC., a Delaware corporation having a place of business at 3501 C Tricenter Boulevard, Durham, NC 27713 (hereinafter, “SCYNEXIS”).

RECITALS

WHEREAS, it is hereby contemplated that SCYNEXIS shall provide certain research and screening services to MERIAL; and

WHEREAS, SCYNEXIS shall provide FTEs solely dedicated to and approved by MERIAL in the performance of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.	Definitions.

“Affiliate” shall mean any existing or future company directly or indirectly controlling, controlled by or under common control with a Party, where control means the direct or indirect ownership of at least fifty percent (50%) of the capital stock of the company or the power to exercise at least fifty percent (50%) of the voting rights of the company, or the power to determine the policy of the company, provided such company agrees to be bound by the terms of this Agreement.
“Agreement Intellectual Property” shall mean Intellectual Property related to or resulting from SCYNEXIS’s performance pursuant to this Agreement, including the Compounds.
“[*]” shall mean any [*], or [*] that [*] and/or [*], including but not limited to, [*].
“Background Intellectual Property” means any Intellectual Property Rights: (i) owned or controlled by a Party prior to the Effective Date, and/or (ii) a discovery or invention created or acquired outside the scope of this Agreement and where such discovery or contribution was not a result of, or arising from, this Agreement.
“Change of Control” shall mean the acquisition by any natural person or business entity, other than MERIAL, Sanofi, or one of their Affiliates, directly or indirectly, of shares representing in the aggregate more than [*] percent of the aggregate voting power represented by the issued and outstanding capital stock of SCYNEXIS; or a merger, consolidation or reorganization involving SCYNEXIS (other than with MERIAL, Sanofi, or one of their Affiliates); or the sale or disposition of all or substantially all of the assets of SCYNEXIS to any person (other than to MERIAL, Sanofi, or one of their Affiliates).
“Compound” shall mean any chemical compound or molecule that [*] and/or [*].
“Compound Family” shall mean the compounds that are [*] a Compound.

“Confidential Information” shall mean all proprietary or confidential information, knowledge, this Agreement and the terms contained therein, property, or data of the disclosing party or its Affiliates that does not otherwise qualify as a Trade Secret, including, but not limited to, the procedures, techniques, and business strategies of the disclosing party or its Affiliates or clients, lists or names of clients, customers or partners of the disclosing party or its Affiliates, lists or names of employees of the disclosing party or its Affiliates, or any other confidential or proprietary information of the disclosing party or its Affiliates that does not otherwise qualify as a Trade Secret.
“[*]” shall mean the portion of [*] in which the [*] the Services under this Agreement, [*].
“FTE” shall mean one person who is a SCYNEXIS employee and is engaged on a full- time basis (i.e., at least 40 hours per week) on the Services Team. For the sake of clarity, a FTE is one named person and is not a “full-time equivalent” of 40 hours of work provided by more than one SCYNEXIS employee.
“Information” shall mean both Confidential Information and Trade Secrets.
“Intellectual Property” shall mean any form of intellectual property including, without limitation, all written materials and other works which may be subject to copyright, trade secrets, all patentable and unpatentable inventions, ideas, know- how, improvements, concepts, discoveries, research materials, technical information, test data, product efficacy and safety data, existing or pending Patents, and trademarks.
“Losses” shall mean any liability, damage, loss, penalties, fines, claims, costs or expense (including reasonable attorney fees).
“Materials” shall mean any materials or compounds provided by MERIAL to SCYNEXIS or created or prepared by SCYNEXIS for use in the scope of Services and shall include portions and derivatives of such Material and any associated know-how and data provided by MERIAL or created during the provision of the Services; provided, however [*].
“[*]” means [*].
“MERIAL Information” shall mean the Information belonging to MERIAL or any and all Information developed during the Term of this Agreement.
“Patents” shall mean patent applications and granted patents including but not limited to divisions, reissues, re-examinations, continuations, continuations in part, renewals, extensions, utility models and supplementary protection certificates.
“RSC” (Research Steering Committee) shall have the meaning given in Section 3.
“Screening” shall mean the determination of any property of a chemical compound, including, but not limited to, physical, biological or phenotypic properties.
“SCYNEXIS Background Intellectual Property” means all Background Intellectual Property of Scynexis. For the avoidance of doubt, SCYNEXIS Background Intellectual Property shall not include (i) any Intellectual Property belonging to Merial or (ii) any Intellectual Property of Merial from any contract between Merial and Scynexis.
“Services” shall have the meaning set forth in Section 2 below.
“Services Team” shall mean the [*]. The Services Team shall [*] and [*] for the Services under this Agreement. [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Term” shall mean the two (2) year period beginning on January 1, 2015 and ending on December 31, 2016 with an option to extend for an additional year (solely at Merial's discretion)
“Trade Secrets” shall include, except as otherwise provided by applicable law, any information of the disclosing party or its Affiliates, without regard to form, including, but not limited to, technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers which is generally not known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy.

2.	Scope of Work.

2.1.    SCYNEXIS will perform the research services for MERIAL as described in Exhibit 1 attached hereto (“Services”) with the Services Team [*]. MERIAL reserves the right to modify the scope and/or type of Services, the target organisms, and the staffing levels (including the ratio of biologist to chemist) of the Services Team upon [*] notice. If any such change will result in an increase in the Fees, SCYNEXIS will notify MERIAL promptly, and MERIAL must approve any increase prior to SCYNEXIS implementing the change. If any such change will result in a decrease in Fees, at MERIAL’s discretion, the Fees may be allocated to other Services or other projects during the Term. MERIAL also reserves the right to stop research into a particular Compound or series of Compounds.

2.2.
MERIAL shall be responsible for managing, engaging and paying for third parties used to provide complementary services to the Services provided by SCYNEXIS. SCYNEXIS shall use its best efforts to coordinate such complementary services with the Services, including, but not limited to, reviewing and developing with MERIAL the scope of work desired to be performed by third parties, sending and receiving compounds, transferring data, experimental procedures, and protocols to third parties, receiving and analyzing data from third parties, and participating in meetings (in person and telephonic) with such third parties, as reasonably requested by MERIAL, provided that SCYNEXIS’ corresponding out of pocket travel expenses preapproved in writing by MERIAL shall be reimbursed by MERIAL. In no event will SCYNEXIS be responsible for the performance, quality or timeliness of any such services rendered by third parties.

3	Research Steering Committee

3.1.
The Parties hereby establish a committee (“Research Steering Committee” or “RSC”) comprised of four (4) permanent members, with two (2) representatives appointed by each Party. A Party may designate or change one or more of its representatives on the RSC at any time upon written notice to the other Parties. The RSC may invite additional guests to specific RSC meetings, on an “as needed”, by invitation basis, provided that all such guests will be required to enter into corresponding confidentiality agreements. The patent attorney with primary responsibility for Patent filings on Compounds also may attend the RSC meetings as a nonvoting member. [*]

3.2	The Research Steering Committee shall:

[*]

3.3    The RSC shall meet at least [*] a year in person at either SCYNEXIS or MERIAL facilities or by video conference or telephone. Each party shall bear its own expenses associated with these meetings. To constitute a quorum at least two representatives for each Party must attend. If a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

designated representative of a Party cannot attend any meeting of the RSC, such Party may designate a different representative for that meeting upon giving prior notice to the other Party. This substitute representative shall have the same rights as the Party’s appointed member to the RSC. The Parties shall coordinate and cooperate with each in good faith in managing the Services and use good faith to reach mutually agreeable decisions. Any disagreements between the Parties shall be equitably reduced by good faith negotiations between MERIAL and SCYNEXIS. In the event the members of the RSC cannot reach agreement, [*]; provided, however, [*]. Minutes of the RSC meetings shall be [*].

4.	Material.

4.1
SCYNEXIS shall use the Materials solely for the purpose set forth in this Agreement and for no other purpose. SCYNEXIS may not transfer the Material to third parties without the express written consent of MERIAL. The transfer of the Material to SCYNEXIS shall not be construed as a sale of the Material by MERIAL to SCYNEXIS.

4.2	SCYNEXIS shall use the Material in compliance with all applicable statutes, regulations, and guidelines.

4.3
Nothing in this Agreement grants SCYNEXIS any rights under any patents, patent applications, or other property rights of MERIAL, nor any rights to use any tools, techniques, or material derived from, or associated with the Material, for additional research, profit-making, commercial activities, or any other purpose not identified hereunder. ALL MATERIALS ARE SUPPLIED AS IS, WITHOUT ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

The Material supplied hereunder by MERIAL to SCYNEXIS shall remain the property of MERIAL, and SCYNEXIS shall, at MERIAL’s option, dispose of any unused Material and its derivatives or return it to MERIAL.

4.4
SCYNEXIS further represents that it has adequate systems, procedures and personnel to review and oversee arrangements for the receipt, handling, storage, use and disposal of the Material and that it will ensure that all persons involved in receiving, handling, storing, using or disposing of the Material are adequately qualified by training and experience to do so safely and legally.

5.	Compensation.

MERIAL will pay SCYNEXIS the amount specified in Exhibit 2 attached hereto according to the terms therein. Any changes made to the scope of the Services or the composition of the Services Team which increase these Fees must be approved in advance in writing by MERIAL and SCYNEXIS.

6.	Laboratory Visits and Inspections.

6.1
MERIAL’s representatives shall have the option to visit SCYNEXIS’s laboratory during regular business hours to observe the progress of the Services, discuss the Services, and to review the scientific records relating to the Services. SCYNEXIS shall assist MERIAL in scheduling such visits. All such visits shall be scheduled upon reasonable notice by MERIAL.

6.2
SCYNEXIS agrees to provide MERIAL with prompt, and advance, if possible, notice of any GLP, GCP or GMP inspection by a regulatory agency of SCYNEXIS where such inspection either directly or indirectly relates to the Services provided under this Agreement. For purposes of this provision, “prompt” shall mean as soon as practicable, but in no case more than [*] from receipt of the notice by SCYNEXIS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3
SCYNEXIS agrees that MERIAL shall have the right, from time to time, upon written notice to SCYNEXIS, to conduct an investigation and audit of SCYNEXIS’s books, records and accounts to verify compliance with this Agreement. SCYNEXIS agrees to cooperate fully with such investigation, the scope, method, nature and duration of which shall be at the sole reasonable discretion of MERIAL.

7.	Work Product.

All reports will be prepared in English and in an agreed-upon format unless otherwise specified in the Scope of Services or directed by MERIAL. SCYNEXIS will provide the data management system to manage all screening data and export results into Merial data management system (like ScienceCloud) MERIAL will have rights and title to, and be responsible for archival of, all raw data, MERIAL Information, documentation, records, protocols, specimens, reports, and any other results generated as a result of this Agreement, except for SCYNEXIS’s procedural manuals, development processes, facility-specific data, personnel data, and SCYNEXIS-developed know-how, technology and software for which title and archival responsibilities shall remain with SCYNEXIS. If at any time MERIAL requests that data from the Services be transferred to additional MERIAL data management systems, SCYNEXIS will use all reasonable efforts to facilitate this transfer.

8.	Manner of Performance.

8.1
Except as authorized in this Section 8.1, for the term of the Agreement, SCYNEXIS shall [*], and [*] under this Agreement [*] for providing the Services. [*] shall include, but not be limited to, [*], and [*] and [*]. For the sake of clarity, barring any change arising from [*] or [*], [*] will [*] and shall [*] during the Term of the Agreement. SCYNEXIS shall set-up and enforce appropriate confidentiality measures and firewalls respecting its activities under this Agreement to ensure that [*] separate from the other activities of SCYNEXIS. Such steps shall include, without limitation, written secrecy obligations with terms no less restrictive than obligations set forth herein for all employees, contractors and contributors under this Agreement, regardless of whether such individuals are third parties or employees of SCYNEXIS. SCYNEXIS shall also maintain the security protocols [*] designed to restrict access to [*] and [*].

8.2
SCYNEXIS will not make available, use for any purpose other than rendering the Services, or disclose Information, Materials, Agreement Intellectual Property, or Compounds or their chemical structures to any third party (other than subcontractors pre-approved in writing by MERIAL and only to the extent MERIAL permits in writing).

8.3
SCYNEXIS represents that it, and each of its employees, and any third party engaged by SCYNEXIS, who perform, directly or indirectly, the Services, has the requisite expertise, ability and legal right to render the Services and that it can and will perform the Services in an efficient manner in accordance with prevailing industry standards and practices for the performance of similar services.

8.4
SCYNEXIS will abide by all federal, state, and local laws, rules and regulations that apply to the performance of the Services, including the requirements of the U.S. Foreign Corrupt Practices Act (“FCPA”) and any other applicable anti- corruption national or international laws and regulations, as well as the policies of MERIAL.

8.5	[RESERVED]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.6
SCYNEXIS and MERIAL agree that all transactions will be accurately reflected in their books and records, and that no funds or other assets will be paid directly or indirectly to government officials (or persons acting on their behalf) for the purpose of influencing government decisions or actions. No payments or transfer of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or retaining business.

8.7	SCYNEXIS agrees to maintain anti-bribery policies and procedures as are appropriate for its business.

8.8
SCYNEXIS also hereby represents and warrants to MERIAL that no ownership interest, direct or indirect, in the contractual relationship established by this Agreement, is held or controlled by or for the benefit of any foreign political party or foreign official.

8.9
SCYNEXIS agrees that should it learn or have reason to know of: (i) any payment, offer, or agreement to make a payment to a foreign government official or political party for the purpose of obtaining retaining business or securing any improper advantage for MERIAL under this Agreement or otherwise, or (ii) any other development during the term of this Agreement that in any way makes inaccurate or incomplete the representations, warranties and certifications of SCYNEXIS hereunder given or made as of the date hereof or at any time during the term of this Agreement related to MERIAL ethics, anti-bribery policy, and related policies and procedures, SCYNEXIS will immediately advise MERIAL in writing of such knowledge or suspicion and the entire basis known to SCYNEXIS therefore.

8.10
In the event that MERIAL believes, in good faith, that SCYNEXIS has acted in any way that may subject MERIAL to liability under anti-corruption laws, MERIAL shall have the unilateral right, exercisable immediately upon written notice to SCYNEXIS, to terminate this Agreement.

8.11
No employee of MERIAL will have authority to give any direction, written or oral, relating to the making of any commitment by SCYNEXIS or its agents to any third party in violation of the terms of this Section 8.

9.	Equal Opportunity Employer.

Each party affirms that it is an equal opportunity employer and shall comply with all applicable federal, state and local laws and regulations. Neither party shall discriminate because of race, color, religion, sex, age, national origin, disability, or status as a veteran, or any other reason as defined and prohibited by applicable law, in the recruitment, selection, training, utilization, promotion, termination or other employment-related activities concerning the Services employees. As a condition of this Agreement, SCYNEXIS agrees to maintain a working environment free from all forms of harassment, including race, color, religion, sex, age, national origin, disability, or status as a veteran, or any other reason as defined and prohibited by applicable law.

10.	Term and Termination.

10.1	The Agreement shall commence on January 1, 2015, and shall remain in full force and effect (unless otherwise terminated) during the Term.

10.2
Either Party may terminate this Agreement in the event of a material breach of a material obligation by the other party if such breach remains uncured after [*] days written notice from the non-breaching party to the breaching party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3
Either party may terminate this Agreement immediately by written notice if the other party makes an assignment for the benefit of creditors, becomes subject to a bankruptcy proceeding, is subject to the appointment of a receiver, or admits in writing its inability to pay its debts as they become due.

10.4
If SCYNEXIS experiences a Change of Control, by no later than six (6) months thereafter, SCYNEXIS shall either: (i) find a third party that is qualified to perform the Services and acceptable to MERIAL and assign the Agreement to that third party; (ii) implement another solution acceptable to MERIAL; or (iii) where SCYNEXIS believes that there is no material adverse effect to MERIAL as a result of the Change of Control, seek MERIAL’s consent to disregard the Change of Control and to continue this Agreement as if the Change of Control had not occurred. If no resolution acceptable to MERIAL has been implemented by the end of the six months, MERIAL may terminate this Agreement with immediate effect. For the avoidance of doubt, SCYNEXIS hereby confirms that during the six (6) month period referred to above, it will fully respect its commitments pursuant to this Agreement, including those relating to the use and disclosure of confidential information. For the sake of clarity, under no circumstance [*] in any manner [*] at any time.

10.5    At termination or expiration of the Agreement for any reason, upon MERIAL’s written request, SCYNEXIS will transfer to MERIAL all Agreement Intellectual Property, including all samples of the Compounds, and all documents or data related to, or generated in the course of performing, the Services, including but not limited to data stored in data management systems, reports, files, presentations, protocols, specimens, records, parasites, and any other work product.

10.6	The following provisions shall survive the expiration or termination of this Agreement: Sections 1, 4, 7, 8.2-8.6, 8.9, 10, 11, 12, 14-16, 17.3, and 21-23.

10.7	Expiration or termination of this Agreement shall not affect the rights, obligations or liabilities of the Parties accruing prior to such expiration or termination.

11.	Limitation of Liability.

EXCEPT FOR A BREACH OF OBLIGATIONS RELATING TO CONFIDENTIALITY OR INTELLECTUAL RIGHTS UNDER THIS AGREEMENT OR AS PART OF THEIR INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY SHALL BE ENTITLED TO, NOR BE RESPONSIBLE FOR, ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL LOSSES OR DAMAGES ARISING IN CONNECTION WITH A DEFAULT OR BREACH OF THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT.

12.	Protection of Work Scope

Under no circumstance shall SCYNEXIS provide, disclose, share, or use any [*] under this Agreement for [*]. For so long as the Agreement Intellectual Property remains protected under any law, statute, or regulation, including, but not limited to, patent and trade secrets protection laws, SCYNEXIS may not use the Agreement Intellectual Property for any purpose other than to render the Services during the Term of the Agreement. For the avoidance of doubt, nothing in this Section 12 is intended to modify the Parties’ obligations under Section 15 or 16.

13.	Independent Contractor.

SCYNEXIS will be an independent contractor, and no employment, agency, partnership, or joint venture relationship between the parties or their respective employees, either express or implied, shall be created by this Agreement. MERIAL will not be responsible for SCYNEXIS’s acts while performing the Services,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

whether on SCYNEXIS’s premises, MERIAL's premises or elsewhere, and SCYNEXIS shall have no authority to speak for, represent, or obligate MERIAL except as expressly authorized in writing by MERIAL.

14.	Indemnification.

14.1	MERIAL's Indemnity

Except to the extent caused by SCYNEXIS’s negligence or willful misconduct, MERIAL hereby agrees to indemnify and hold SCYNEXIS (and its directors, officers, employees, agents, successors and assigns) harmless from and against any and all Losses to the extent arising out of or connected with a third party claim relating to:

i)	any breach by MERIAL of any of its representations and warranties contained in this Agreement or

ii)	any claim of infringement of any Intellectual Property of third parties arising from or relating to performance of the Services; or

iii)
[*]; provided, however, MERIAL shall not be liable under this Section 14 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

14.2
MERIAL will not be responsible for, or indemnify SCYNEXIS for, any acts performed by SCYNEXIS, or any one working for SCYNEXIS, outside the scope of the Services, whether on SCYNEXIS’s premises, MERIAL's premises, or elsewhere.

14.3	SCYNEXIS’s Indemnity

Except to the extent caused by MERIAL’s negligence or willful misconduct, SCYNEXIS hereby agrees to indemnify and hold MERIAL (and its Affiliates and respective directors, officers, employees, agents, successors and assigns) harmless from and against any and all Losses to the extent arising out of or connected with a third party claim relating to:

(i)	any breach by SCYNEXIS of its representations and warranties in this Agreement;

(ii)
SCYNEXIS' grossly negligent acts or omissions or willful misconduct in the performance of the Services hereunder; provided, however, SCYNEXIS shall not be liable under this Section 14 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

14.4
The indemnified party shall notify the indemnifying party promptly in writing of any such claim, and the indemnifying party shall have the sole control of the defense and all related settlement negotiations (unless any settlement involves anything other than the payment of money exclusively by the indemnifying party). The indemnified party shall provide the indemnifying party with reasonably requested assistance, information, and authority to perform the above.

15.	Confidentiality.

15.1.	Obligations. Each receiving party agrees that it shall:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i)    maintain all Information belonging to the other Party in strict confidence, except that the receiving party may disclose or permit the disclosure of any Information to its, and its Affiliates' directors, officers, employees, consultants, approved subcontractors, and

ii)    advisors who are obligated to maintain the confidential nature of such Information and who need to know such Information for the purposes set forth in this Agreement;

iii)    use all Information belonging to the other Party solely for the purposes set forth in, or as permitted by, this Agreement;

iv)    allow its directors, officers, employees, consultants, approved subcontractors, and advisors to reproduce the Information belonging to the other Party only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Information;

v)    cause any consultant or advisor engaged by the receiving party to whom the disclosing Party’s Information is disclosed to execute a confidentiality and nondisclosure agreement in form and substance reasonably acceptable to the disclosing party.

15.2	Exceptions

The obligations of a receiving party under this Section 15 shall not apply to the extent that the receiving party can demonstrate that the corresponding Information:

i)	was in the public domain prior to the time of its disclosure under this Agreement;

ii)
entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the receiving party or its employees, agents or representatives;

iii)	was as shown by written proof independently developed or discovered by employees of the receiving party without use of or access to the Information;

iv)
is or was disclosed lawfully to the receiving party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the disclosing party and having no obligation of confidentiality to the disclosing party with respect to such Information; or

v)
is required to be disclosed to comply with applicable laws or regulations (such as disclosure to the United States Environmental Protection Agency or the USPTO or to their foreign equivalents), or to comply with a court or administrative order, provided that the disclosing party receives prior written notice as soon as possible after such court or administrative order is served on the receiving party and that the receiving party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure; or

vi)
is disclosed by MERIAL to governmental, other regulatory agencies, or third parties in compliance with this Agreement in order to gain governmental approval, to perform studies, to conduct trials or to market products, but such disclosure may only be to the extent reasonably necessary.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3	Return of Information

Except for Information of the disclosing Party the rights to which have been granted to a receiving party, upon the termination of this Agreement, at the request of the disclosing party, the receiving party shall destroy all originals, copies, extracts and summaries of documents, materials, and other tangible manifestations of the disclosing Party’s Information in the possession or control of the receiving party, except that the receiving party may retain one copy of the disclosing Party’s Information in the possession of its in house or outside legal counsel solely for the purpose of monitoring its obligations under this Agreement.

15.4	Publications

MERIAL acknowledges SCYNEXIS’s interest in publishing the results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Both Parties recognize their mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, SCYNEXIS and its employees, agents, consultants, representatives, subsidiaries, and successors wishing to make a publication shall submit its request for publication to MERIAL in writing, along a copy of the proposed written publication or an outline of an oral disclosure, at least [*] prior to submission for publication or presentation for approval by MERIAL. SCYNEXIS shall make modifications to the publication requested by MERIAL for patent reasons, trade secret reasons, regulatory reasons or other business reasons and to delay publication or presentation for a reasonable period in order to protect Information, know-how and patentable information. Once a publication has been published or presented in accordance with this Section, SCYNEXIS does not need to present the information in such publication again to MERIAL prior to being used in another publication.

15.5	Disclosure of this Agreement and Publicity

Neither Party shall reveal the name of the other Party or the existence or terms of this Agreement without the prior written approval of the other Party, except to the extent required by applicable securities laws or other applicable law or regulation or in connection with a transaction involving the offer or sale of equity or debt instruments, subject to the Disclosing Party entering into a confidentiality agreement with the other party(-ies) with confidentiality obligations no less stringent then the obligations set forth herein.

15.6	Survival of Obligations

With respect to each disclosure of Trade Secrets, the obligations created herein shall survive until such time that it can be demonstrated that the Trade Secret has become publicly available in the public domain. With respect to each disclosure of Confidential Information, the obligations created herein shall survive for [*] from termination or expiration of this Agreement, whichever date is later.

16.	Intellectual Property Rights.

16.1
The Background Intellectual Property of each Party shall remain the sole and unencumbered property of such Party. Except as explicitly stated in this Agreement, neither Party shall acquire any rights to the Background Intellectual Property of the other Party.

16.2
SCYNEXIS agrees that SCYNEXIS is performing the Services as work for hire and that all Agreement Intellectual Property shall be the sole and entire property of MERIAL, subject to MERIAL’s obligations to third parties. SCYNEXIS hereby assigns all rights, title, and interest to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any copyrights, trademark, trade secret, patents and any Agreement Intellectual Property to MERIAL. [*].

16.3	SCYNEXIS agrees to disclose promptly all Agreement Intellectual Property to MERIAL, without royalty or any other consideration, and in any event, prior to the termination of this Agreement.

16.4
MERIAL will be responsible for performing all freedom-to-operate reviews relating to the Services and for filing and prosecuting any Patents resulting from the Services. SCYNEXIS will provide MERIAL with any relevant information related to Compounds, such as chemical structure, so that MERIAL can generate freedom-to-operate opinions as soon as practically possible. SCYNEXIS also will supply required information for Patent filings. SCYNEXIS agrees to (a) execute any document of assignment or title to transfer and perfect title to Agreement Intellectual Property as MERIAL may, from time to time, deem appropriate, and (b) cooperate fully in freedom to operate reviews and in obtaining whatever protection for Agreement Intellectual Property, including Patent rights, MERIAL shall require. The obligations of SCYNEXIS under this Section 16 to execute title documents and cooperate in matters of title protection shall not terminate upon the termination of this Agreement, but rather, shall continue in effect thereafter with respect to all such obligations; provided, however, that MERIAL shall reimburse SCYNEXIS for all out-of-pocket expenses incurred by SCYNEXIS in performing services under this Section 16 requested by MERIAL after termination of this Agreement.

16.5
If any Party considers that any Patent is being infringed by a third party, that Party shall notify the other Party and provide it with any evidence of such infringement which is reasonably available. If the infringement relates to any Agreement Intellectual Property, MERIAL shall have the right, but not the obligation, at its own expense, to attempt to remove such infringement by commercially appropriate steps, including suit which it can settle on terms it believes commercially reasonable, and all recovery as to which MERIAL may fully retain. If required by MERIAL, SCYNEXIS shall join such suit as a party, at reasonable expense to MERIAL. In any event, SCYNEXIS shall reasonably assist MERIAL in any such suit, at reasonable expense to MERIAL.

16.6	[RESERVED]

16.7
Any information shared among the Parties in connection with any Patent matters shall be fully subject to the confidentiality provisions set forth in Section 15 herein. Furthermore, the Parties agree that any information shared at any time in any relation to any Inter Partes Patent Proceeding, including without limitation, initiating, defending, or settling any Inter Partes Patent Proceeding, is subject to joint defense or similar agreements, which the Parties shall memorialize, in good faith.

16.8
MERIAL, shall, through in-house or outside attorneys solely of its choice, prepare, file, prosecute, and maintain, and control the preparation, filing, prosecution and maintenance of, all applications for registration of generic names for Compounds pursuant to this Agreement. The Parties hereto expressly agree that the in-house and outside attorneys chosen by MERIAL for this purpose are MERIAL’s counsel and waive any and all actual or potential conflicts of interest with respect thereto. The preparation, filing, prosecution and maintenance of applications for registration of generic names for Compounds pursuant to this Agreement, shall be at MERIAL’s cost.

16.9
Except as set out in Section 16.4, 16.5, or the obligations to indemnify as set forth herein, SCYNEXIS agrees that the payments described in Exhibit 2 hereinafter are full and complete compensation for all obligations assumed by SCYNEXIS under this Agreement and in full satisfaction of any and all fees and royalties to which SCYNEXIS may be entitled by law or otherwise, including without limitation, the law of any country in which SCYNEXIS is resident during the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.10
SCYNEXIS represents and warrants that all persons performing Services, be they an employee of SCYNEXIS or a third party engaged by SCYNEXIS, shall be obligated as a matter of law, or shall have entered into agreements with SCYNEXIS obligating them, to assign to SCYNEXIS all rights they may have in Agreement Intellectual Property (whether patentable or not), and works of original authorship.

16.11	SCYNEXIS agrees to hold all Agreement Intellectual Property confidential in accordance with Section 15 of this Agreement.

16.12
The Parties acknowledge that this Agreement is executory, and that any intellectual property licensed under this Agreement is “licensed intellectual property” for purposes of Section 365(n) of the US Bankruptcy Code and that each licensee under this Agreement shall have the ability to exercise all rights provided by Section 365(n) with respect to the “licensed intellectual property” in any bankruptcy of a licensor under this Agreement.

17.	Insurance.

17.1	SCYNEXIS represents that SCYNEXIS carries and will maintain during the Term of this Agreement:

i)	Workers' compensation and automobile liability insurance in conformity with the laws of the state(s) in which the work contemplated by this Agreement is to be done; and

ii)	Comprehensive general liability insurance and/or an umbrella liability insurance policy, with combined limits sufficient to cover its potential liabilities under this Agreement.

17.2	SCYNEXIS shall furnish insurance certificates showing SCYNEXIS's compliance with this Section upon MERIAL’s request.

17.3
Should an employee of SCYNEXIS suffer any kind of injury covered by worker’s compensation laws while performing Services under this Agreement, SCYNEXIS represents and warrants that SCYNEXIS’s employee’s injuries will be covered under SCYNEXIS’s worker’s compensation insurance policy.

18.	Assignment and Subcontracting.

SCYNEXIS will not assign, delegate, sub-contract, transfer, charge or otherwise dispose of all or any of its rights and responsibilities under this Agreement without the prior written consent of MERIAL provided that, subject to Section 10.5, SCYNEXIS shall be entitled to assign this Agreement to any parent, subsidiary, Affiliate, successor of all or substantially all of its [*] assets or business, or related company of SCYNEXIS, [*]. MERIAL reserves the right to assign this Agreement to any parent, subsidiary, Affiliate, successor of all or substantially all of its assets or business, or related company of MERIAL. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their Affiliates, and their respective successors and permitted assigns.

19.	Representations and Warranties

19.1	Authorization

Each Party represents and warrants to the other Party that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the others in this Agreement, and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party.

19.2.	SCYNEXIS Intellectual Property Rights

i)
SCYNEXIS represents and warrants that it owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property individually or in the aggregate, that are material to the rendering of the Services; provided, however, SCYNEXIS disclaims any representation or warranty that it owns or has the right to use pursuant to license, sublicense, agreement or permission any Intellectual Property that may be infringed [*]. SCYNEXIS represents and warrants that it has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any Intellectual Property of any third party) necessary to the performance of the Services.

19.3.	[*]

20.	Force Majeure.

Either party shall be excused from performing its obligations under this Agreement if its performance is delayed or prevented by any event beyond such party’s reasonable control, including without limitation, acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action, curtailment of transportation, or power failure, provided that such performance shall be excused only to the extent of and during such disability. Prompt notice of an inability to perform will be provided to the other party. If such force majeure circumstances occur, the party injured by the other party’s inability to perform may elect to (a) terminate this Agreement immediately if such force majeure event is not cured within [*]; and/or (b) suspend this Agreement for the duration of the force majeure circumstances, and then resume performance under this Agreement. The party experiencing the force majeure circumstances shall cooperate with and assist the injured party in all reasonable ways to minimize the impact of such circumstances on the injured party.

21.	Notices.

Any notice or other communication under this Agreement shall be in writing and shall be effective upon the earlier of (i) actual receipt, (ii) seven (7) days following deposit into the United States mail (certified mail, return receipt requested), (iii) the next business day following deposit with a nationally recognized overnight courier service, or (iv) the same day following transmission of a legible facsimile copy during regular business hours, in each case with any delivery fees pre-paid and addressed to the party at the address set forth on the first page of this Agreement, Attention General Counsel, or such other address as that party may notify the other from time to time in accordance with this Section.

If to SCYNEXIS, to:
SCYNEXIS, Inc.
P.O. Box 12878 Research Triangle Park,
North Carolina 27709, USA
Attention:    General Counsel
Facsimile:    +1 919-544-8697

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If to MERIAL, to:
Merial Limited
3239 Satellite Boulevard
Building 500
Duluth, Georgia 30096, USA
Attention: General Counsel
Copy to: Global Head, Intellectual Property
Facsimile: +1 678-638-3886

22.	Scope of Agreement.

This Agreement shall constitute the entire understanding of the parties hereto. No modification, amendment or waiver may be accomplished to the terms of this Agreement except in a writing signed by authorized representatives of both parties. The waiver by a party of a breach of any provision of this Agreement by the other party(a “Breaching Party”) shall not operate or be construed as a waiver of any subsequent breach by the Breaching Party. The parties expressly agree that all terms and provisions herein shall be construed and enforced in accordance with the laws of the State of Georgia, without reference to any rules of conflict of laws. The parties agree that the provisions of this Agreement are severable and separate from one another and if any provision of this Agreement is held to be invalid, illegal, or unenforceable under any present or future law, such provision shall be modified to the minimum extent necessary to render it enforceable and to preserve to the fullest extent possible its original scope. The parties further agree that if any provision is held to be invalid, illegal, or unenforceable to such an extent that it cannot be modified and is stricken from the Agreement, the remainder of the Agreement shall be enforceable without regard to the enforceability of any stricken provision.

23.	Prior Agreements

The Parties acknowledge that this Agreement continues a relationship between the Parties whereby SCYNEXIS provides certain research services to MERIAL. The first agreement under which SCYNEXIS provided such services to MERIAL was that certain Collaboration Agreement dated June 30, 2004 (the ”Collaboration Agreement”). That agreement was terminated effective December 31, 2011. Effective January 1, 2012, SCYNEXIS provided research services under that certain Research Services Agreement dated December 19, 2011 (the “First Research Services Agreement”) which expires by its terms on December 31, 2014. Notwithstanding anything to the contrary contained in the Collaboration Agreement or the First Research Services Agreement, the Parties agree as follows

[*]

24.	Headings.

Paragraph headings are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

25.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MERIAL INC.    SCYNEXIS, INC.

By: /s/ Christian J. Schwerd	By: /s/ Yves Ribeill
Name: Christian J. Schwerd	Name: Yves Ribeill
Title: Company Secretary	Title: President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 1 –SERVICES

I.	The Services to be performed by the Services Team under this Agreement are:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 - TERMS

1.
The total cost for the Services over the Term of the Agreement is Seven Million Nine Hundred Thousand U.S. Dollars ($7,900,000.00 USD). The cost cannot exceed this amount without MERIAL’s prior written consent.

Payment shall be made in equal quarterly installments of Nine Hundred Eighty Seven Thousand Five Hundred U.S. Dollars ($987,500 USD). The quarters will begin on January 1, April 1, July 1 and October 1. The installments will be paid by the later of [*] of MERIAL’s receipt of an invoice from SCYNEXIS, or [*] after the [*] MERIAL’S receipt of an invoice from SCYNEXIS.

For the avoidance of doubt, MERIAL will be responsible for paying third parties engaged by MERIAL to provide complementary services as set out in Section 2.2 above. SCYNEXIS shall be responsible for paying any third parties it engages (with MERIAL’s prior written approval) to provide the Services.

2.	Invoices are required for all payments including initial payment and are due [*] of receipt of invoice. Invoices should be sent to:

Attn: Merial Accounts Payable PO BOX 30165
College Station, TX 77842

Payee Name: FULL NAME OF RESEARCHER OR AS IDENTIFIED ON THE INVOICE

Payment Method: [*]

Complete the following information for wire transfers:

Bank ABA# or Swift #:    INSERT AS APPLICABLE OR USE N/A Bank Name:    INSERT AS APPLICABLE OR USE N/A
Bank Address: INSERT AS APPLICABLE OR USE N/A
Researcher’s
Bank Account Number: INSERT AS APPLICABLE OR USE N/A

3.	Any additional costs of the study, above those amounts specified in the payment schedule, must be approved in advance in writing by MERIAL.

4.
Reasonable and documented expenses specifically linked to preparation or delivery of agreed work not included in Section 1 above will be paid only if approved in advance in writing by an authorized representative of MERIAL. All air travel expenses must be approved in advance in writing by an authorized representative of MERIAL.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.